EXHIBIT  2.1

               STOCK EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION



     This STOCK EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement ") dated as of May 4, 2001, by and among GALLAGHER RESEARCH CORPORATION, a Nevada corporation whose principal office is located at 12373 East Cornell Avenue, Aurora, Colorado 80014 ("GRC"); IMAGINON, INC., a Delaware corporation whose principal office is located at 1313 Laurel Street, San Carlos, CA 94070 ("Seller"); and WIRELESS WEB DATA, INC., a Delaware corporation whose principal office is located at 1313 Laurel Street, Suite 4, San Carlos, California 94070 and a wholly-owned subsidiary of Seller ("WWDI").


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                                 R E C I T A L S

     A. WWDI, a wholly owned subsidiary of Seller, is in the business of developing wireless web data server software for the wireless devices marketplace. WWDI is authorized to issue Fifteen Million (15,000,000) shares of Common Stock, $0.001 par value per share, of which Six Million (6,000,000) shares are issued and outstanding, and Five Million (5,000,000) shares of Preferred Stock, $0.001 par value per share, of which no shares are issued and outstanding.

     B. Seller owns Six Million (6,000,000) shares of Common Stock of WWDI, which constitutes One Hundred percent (100%) of the issued and outstanding shares of WWDI.

     C. GRC is a publicly quoted corporation with nominal assets and liabilities. GRC is authorized to issue Fifty Million (50,000,000) shares of Common Stock, $0.001 par value per share, of which Four Million Seven Hundred and Sixty Eight Thousand (4,768,000) shares are issued and outstanding, and Five Million (5,000,000) preferred shares, none of which are issued or outstanding.

     D. GRC desires to acquire one hundred percent (100%) of the shares issued and outstanding stock of WWDI, in consideration for which GRC shall issue to Seller, as WWDI's sole shareholder, twenty Million (20,000,000) shares of its Common Stock, in a tax-free reorganization pursuant to Section 368(a)(1)(B) of the Internal Revenue Code ("Code").

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the terms, conditions, agreements and covenants contained herein, and in reliance upon the representations and warranties contained in this Agreement, the parties hereto agree as follows.



                                       I.

                       ACQUISITION  OF WWDI SHARES BY GRC

     1.1 ACQUISITION OF WWDI. In the manner and subject to the terms and conditions set forth herein, GRC shall acquire from Seller , one hundred percent (100%) of the issued and outstanding shares of WWDI (the "WWDI Shares").

     1.2 EFFECTIVE DATE. If all of the conditions precedent to the obligations of each of the parties hereto as hereinafter set forth shall have been satisfied or shall have been waived, the transactions set forth herein (the "Exchange") shall become effective on the Closing Date as defined herein.

     1.3  CONSIDERATION.

(a) In connection with the acquisition of the WWDI Shares, GRC shall issue to Seller Twenty Million (20,000,000) shares of GRC (the "GRC Shares"). Such shares at the Closing shall equal eighty and three-quarters percent (80.75%) of the outstanding shares of GRC.


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          b)     If,  between  the date  of this Agreement and the Closing Date, the outstanding shares of GRC Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization, or other similar transaction, then the number of shares of Common Stock referenced in Section 1.3(a), above, shall be appropriately adjusted to constitute 80.75% of the issued and outstanding shares of capital stock of GRC as of the Closing Date.

          (c) No fractional shares of GRC Common Stock shall be issued in connection with the Exchange, and no certificates or scrip for any such fractional shares shall be issued.

     1.4  EFFECT  OF  STOCK  EXCHANGE.    As  of  the  Closing  Date, all of the
following  shall  occur:

          (a) The Certificates of Incorporation of WWDI and GRC, as in effect on the Effective Date, shall continue in effect without change or amendment.

          (b) The Bylaws of WWDI and GRC, as in effect on the Closing Date, shall continue in effect without change or amendment.

          (c) Upon the Closing Date, James Newcomb shall be appointed President and Chief Financial Officer of GRC, and David Caney shall be appointed corporate Secretary. James Newcomb, David Schwartz and David Caney shall be appointed to the Board of Directors of GRC.

          (d) Upon the Closing Date, GRC will issue warrants for its shares of Common Stock in accordance with Schedule 1.4(e) hereto.
                                         ----------------

     1.5  DISCLOSURE  SCHEDULES.  Simultaneously  with  the  execution  of  this
Agreement: (a) GRC shall deliver a schedule relating to GRC (the "GRC Disclosure
                                                                      ----------
Schedule"),  and (b) Seller and WWDI shall deliver a schedule relating to Seller
--------
and  WWDI  (the  "Seller and WWDI Disclosure Schedule" and collectively with the
                                  -------------------
GRC  Disclosure  Schedule, the "Disclosure Schedules") setting forth the matters
     --------------------       --------------------
required  to  be set forth in the Disclosure Schedules as described elsewhere in
                                  --------------------
this  Agreement.  The  Disclosure  Schedules  shall be deemed to be part of this
                       ---------------------
Agreement.

     1.6 FURTHER ACTION. If, at any time after the Closing Date, any further action is determined by Seller to be necessary or desirable to carry out the purposes of this Agreement or to vest Seller with full right, title and possession of and to the GRC Shares in accordance with the provisions of this Agreement, the officers and directors of Seller shall be fully authorized, in the name of GRC, to take such action.

     1.7 STATUS OF AFFILIATES. Stephen M. Siedow and John D. Brasher Jr. currently are affiliates of GRC, due to either stock ownership, position with GRC, or both. GRC, Seller and WWDI acknowledge that the shares of GRC held by Siedow and Brasher were issued pursuant to Rule 504 of Regulation D under the Securities Act of 1933, as amended, that such shares have been outstanding more than six months, and that such shares are not and have never been restricted securities. GRC, Seller and WWDI agree that, following the Closing of the Exchange, Siedow and Brasher, who currently are affiliates of GRC, will cease to be affiliates of GRC for any purpose, and that the shares of GRC held by them and their respective affiliates will not be subject to the resale requirements of Rule 144 or any other restriction. Siedow and Brasher shall be deemed third party beneficiaries of this provision.


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                                       II

            CONDUCT OF BUSINESS PENDING CLOSING; STOCKHOLDER APPROVAL

     GRC, Seller and WWDI covenant that between the date hereof and the Closing Date (as hereinafter defined):

     2.1 ACCESS BY SELLER. GRC shall afford to Seller, WWDI, and to Seller and WWDI's counsel, accountants and other representatives, throughout the period prior to the Closing Date, full access, during normal business hours, to (a) all of the books, contracts and records of GRC, and shall furnish Seller and WWDI, during such period, with all information concerning GRC that Seller or WWDI may reasonably request and (b) the properties of GRC in order to conduct inspections at Seller and WWDI's expense to determine that GRC is operating in material compliance with all applicable federal, state and local and foreign statutes, rules and regulations, and that GRC's assets are substantially in the condition and of the capacities represented and warranted in this Agreement. Any such investigation or inspection by Seller or WWDI shall not be deemed a waiver of, or otherwise limit, the representations, warranties and covenants contained herein. Seller and WWDI shall grant identical access to GRC and its agents.


     2.2 CONDUCT OF BUSINESS. During the period from the date hereof to the Closing Date, the business of GRC shall be operated by GRC in the usual and ordinary course of such business and in material compliance with the terms of this Agreement. Without limiting the generality of the foregoing:

          (a) GRC shall use its reasonable efforts to (i) keep available the services of the present agents of GRC; (ii) complete or maintain all existing arrangements including but not limited to filings, licensing, affiliate arrangements, transferals, leases and other arrangements in full force and effect in accordance with their existing terms; (iii) maintain the integrity of all confidential information of GRC; and (iv) comply in all material respects with all applicable laws; and

          (b) GRC shall not (i) sell or transfer any of its assets or property; (ii) shall not make any distribution, whether by dividend or otherwise, to any of its stockholders or employees except for compensation to employees and payments to associated companies for goods and services, in the usual and ordinary course of business; (iii) not declare any dividend or other distribution; (iv) redeem or otherwise acquire any shares of its capital stock or other securities; (v) issue or grant rights to acquire shares of its capital stock or other securities; or (vi) agree to do any of the foregoing.

     2.3 EXCLUSIVITY TO SELLER AND WWDI. GRC and its officers, directors, representatives and agents, from the date hereof until the Closing Date (unless this Agreement shall be earlier terminated as hereinafter provided), shall not hold discussions with any person or entity, other than Seller and WWDI or their respective agents concerning the Exchange, nor solicit, negotiate or entertain any inquiries, proposals or offers to purchase the business of GRC, nor the shares of capital stock of GRC from any person other than Seller and WWDI, nor, except in connection with the normal operation of GRC's respective business, or


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as  required  by  law  or  as  authorized  in  writing  by  Seller, disclose any confidential information concerning GRC to any person other than Seller, WWDI and Seller and WWDI's representatives or agents. Seller and WWDI shall from the date hereof and until the Closing Date owe the identical obligations of confidentiality and exclusivity to GRC concerning the Exchange as stated in this Section.

     2.4 STOCKHOLDER APPROVAL. The Board of Directors of GRC has determined that the Exchange is fair to and in the best interests of its stockholders and has approved and adopted this Agreement and the terms of the Exchange. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by GRC, the valid and binding obligation of GRC, enforceable in accordance with their respective terms.

                                       III

                      REPRESENTATIONS AND WARRANTIES OF GRC

     Except  as  set  forth  in  the GRC Disclosure Schedule, GRC represents and
                                         -------------------
warrants to Seller and WWDI as follows, with the knowledge and understanding that Seller and WWDI are relying materially upon such representations and warranties.

     3.1 ORGANIZATION AND STANDING. GRC is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. GRC has all requisite corporate power to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary under applicable law except where the failure to qualify (individually or in the aggregate) will not have any material adverse effect on the business or prospects of GRC. The copies of the Articles of Incorporation, Bylaws and minute books of GRC, as amended to date and made available to Seller and WWDI, are true and complete copies of these documents as now in effect. The minute books of GRC are accurate in all material respects.

     3.2     CAPITALIZATION.

     (a) The authorized capital stock of GRC, the number of shares of capital stock which are issued and outstanding, and the par value thereof are as set forth in the GRC Disclosure Schedule. All of such shares of capital stock
                       -------------------
that are issued and outstanding are duly authorized, validly issued and outstanding, fully paid and nonassessable, and were not issued in violation of the preemptive rights of any person. Other than as set forth in the GRC Disclosure Schedule, there are no subscriptions, warrants, rights or calls or
--------------------
other commitments or agreements to which GRC is a party or by which it is bound, pursuant to which GRC is or may be required to issue or deliver securities of any class. Other than as set forth in the GRC Disclosure Schedule, there are no
                                               -------------------
outstanding securities convertible or exchangeable, actually or contingently, into common stock or any other securities of GRC.

     (b) All outstanding shares of GRC capital stock have been issued and granted in compliance with all applicable securities laws and other applicable legal requirements.

     3.3 SUBSIDIARIES. GRC owns no subsidiaries nor does it own or have an interest in any other corporation, partnership, joint venture or other entity.


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     3.4     AUTHORITY.  GRC's  Board  of  Directors  has  determined  that  the
Exchange is fair to and in the best interests of GRC's stockholders, and has approved and adopted this Agreement and the terms of the Exchange and has adopted a resolution recommending approval and adoption of this Agreement and the Exchange by GRC's stockholders. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by GRC in accordance herewith, the valid and binding obligations of GRC, enforceable in accordance with their respective terms.

     3.5     ASSETS.  GRC  has  no  assets  of  any  kind.

     3.6 CONTRACTS AND OTHER COMMITMENTS. GRC is not a party to any contracts or agreements other than the non-binding letter of intent with Seller and WWDI.

     3.7 LITIGATION. There is no claim, action, proceeding, or investigation pending or, to its knowledge, threatened against or affecting GRC before or by any court, arbitrator or governmental agency or authority which, in its reasonable judgment, could have a material adverse effect on the operations or prospects of GRC. There is no strike or unresolved labor dispute relating to GRC's employees who, in its judgment, could have a material adverse effect on the business or prospects of GRC. There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against GRC or asserted against GRC that has not been paid. There are no Tax liens upon the assets of GRC. There is no valid basis, to the knowledge of GRC, except as set forth in the GRC Disclosure Schedule, for any assessment, deficiency,
                          --------------------
notice, 30-day letter or similar intention to assess any Tax to be issued to GRC by any governmental authority.

     3.8 TAXES. For purposes of this Agreement, (A) "Tax" (and, with correlative meaning, "Taxes") shall mean any federal, state, local or foreign income, alternative or add- on minimum, business, employment, franchise, occupancy, payroll, property, sales, transfer, use, value added, withholding or other tax, levy, impost, fee, imposition, assessment or similar charge together with any related addition to tax, interest, penalty or fine thereon; and (B) "Returns" shall mean all returns (including, without limitation, information returns and other material information), reports and forms relating to Taxes.

          (a) GRC has duly filed all Returns required to be filed by it other than Returns (individually and in the aggregate) where the failure to file would have no material adverse effect on the business or prospects of GRC. All such Returns were, when filed, and to the knowledge of GRC are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations. GRC has paid or will pay in full or has adequately reserved against all Taxes otherwise assessed against it through the Closing Date.

          (b) GRC is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and, to the knowledge of GRC, no claim for assessment or collection of any Tax related to GRC has been asserted against GRC that has not been paid. There are no Tax liens upon the assets of GRC. There is no valid basis, to the knowledge of GRC, except as set forth in the GRC Disclosure Schedule, for any assessment, deficiency, notice,
                    -------------------
30-day letter or similar intention to assess any Tax to be issued to GRC by any governmental authority.


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     3.9     COMPLIANCE  WITH  LAWS  AND  REGULATIONS.  GRC  has complied and is presently complying, in all material respects, with all laws, rules, regulations, orders and requirements (federal, state and local and foreign) applicable to it in all jurisdictions where the business of GRC is conducted or to which GRC is subject, including, without limitation, all applicable federal and state securities laws, civil rights and equal opportunity employment laws and regulations, and all federal, antitrust, antimonopoly and fair trade practice laws. There has been no assertion by any party that GRC is in violation in any material respect of any such laws, rules, regulations, orders, restrictions or requirements with respect to its operations and no notice in that regard has been received by GRC.

     3.10 HAZARDOUS MATERIALS. GRC has not violated, or received any written notice from any governmental authority with respect to the violation of any law, rule, regulation or ordinance pertaining to the use, maintenance, storage, transportation or disposal of "Hazardous Materials." As used herein, the term "Hazardous Materials" means any substance now or hereafter designated pursuant to Section 307(a) and 311 (b)(2)(A) of the Federal Clean Water Act, 33 USC Sec.Sec. 1317(a), 1321(b)(2)(A), Section 112 of the Federal Clean Air Act, 42 USC Sec. 3412, Section 3001 of the Federal Resource Conservation and Recovery Act, 42 USC Sec. 6921, Section 7 of the Federal Toxic Substances Control Act, 15 USC Sec. 2606, or Section 101(14) and Section 102 of the Comprehensive
Environmental Response, Compensation and Liability Act, 42 USC Sec.Sec. 9601(14), 9602.

     3.11     NO BREACHES. The making and performance of this Agreement will not
(i) conflict with or violate the Articles of Incorporation or the Bylaws of GRC,
(ii) violate any laws, ordinances, rules, or regulations, or any order, writ, injunction or decree to which GRC is a party or by which GRC or any of its businesses, or operations may be bound or affected or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any material asset of GRC under, or create any rights of termination, cancellation or acceleration in any person under, any Contract.

     3.12 EMPLOYEES. GRC has no employees that are represented by any labor union or collective bargaining unit.

     3.13     FINANCIAL STATEMENTS. The GRC Disclosure Schedule contains audited
                                            -------------------
balance sheets of GRC as of December 31, 2000 and related audited statements of operations, cash flows and stockholders' equity of GRC for the periods ended at such date (collectively the "Financial Statements"). The Financial Statements present fairly, in all material respects, the financial position on the dates thereof and results of operations of GRC for the periods indicated, prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied. There are no assets of GRC the value of which is materially overstated in said balance sheets.

     3.14 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in the GRC Disclosure Schedule, since December 31, 2000 (the "Balance Sheet Dates"),
     --------------------
there  has  not  been:

          (a) any material adverse change in the financial condition, properties, assets, liabilities or business of GRC

          (b) any material damage, destruction or loss of any material properties of GRC, whether or not covered by insurance;


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          (c)     any  material  adverse  change  in  the  manner  in  which the business  of  GRC  and  has  been  conducted;

          (d) any material adverse change in the treatment and protection of trade secrets or other confidential information of GRC; and

          (e) any occurrence not included in paragraphs (a) through (d) of this Section 3.14 which has resulted, or which GRC has reason to believe, might be expected to result in a material adverse change in the business or prospects of GRC.

     3.15 GOVERNMENT LICENSES, PERMITS, AUTHORIZATIONS. GRC has all material governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted ("Licenses and Permits").

     3.16     EMPLOYEE  BENEFIT  PLANS.

          (a)     The  GRC  Disclosure  Schedule  identifies each salary, bonus,
                            -------------------
material deferred compensation, material incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or material agreement.

          (b)     Except  as  set  forth in GRC Disclosure Schedule, GRC has not
                                                -------------------
maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or any similar pension benefit plan under the laws of any foreign jurisdiction.

          (c)     Except  as  set  forth in the GRC Disclosure Schedule, neither
                                                    -------------------
the execution, delivery or performance of this Agreement, nor the consummation of the Exchange or any of the other transactions contemplated by this Agreement, will result in any bonus, golden parachute, severance or other payment or obligation to any current or former employee or director of any of GRC, or result in any acceleration of the time of payment, provision or vesting of any such benefits. Without limiting the generality of the foregoing, the consummation of the Exchange will not result in the acceleration or vesting of any unvested GRC Options.

     3.17     BUSINESS  LOCATIONS. Other than as set forth in the GRC Disclosure
                                                                      ----------
Schedule,  GRC  does not own or lease any real or personal property in any state
--------
or  country.

     3.18 INTELLECTUAL PROPERTY. GRC owns no intellectual property of any kind.

     3.19     GOVERNMENTAL  APPROVALS. Except as set forth in the GRC Disclosure
                                                                      ----------
Schedule,  no  authorization,  license,  permit,  franchise,  approval, order or
--------
consent of, and no registration, declaration or filing by GRC with, any governmental authority, domestic or foreign, federal, state or local, is required in connection with GRC's execution, delivery and performance of this Agreement.


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     3.20     TRANSACTIONS  WITH  AFFILIATES.  Except  as  set  forth in the GRC
Disclosure  Schedule, GRC is not indebted for money borrowed, either directly or
--------------------
indirectly, from any of its officers, directors, or any Affiliate (as defined below), in any amount whatsoever; nor are any of its officers, directors, or Affiliates indebted for money borrowed from GRC; nor are there any transactions of a continuing nature between GRC and any of its officers, directors, or Affiliates not subject to cancellation which will continue beyond the Closing Date, including, without limitation, use of the assets of GRC for personal benefit with or without adequate compensation. For purposes of this Agreement, the term "Affiliate" shall mean any person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified. As used in the foregoing definition, the term (i) "control" shall mean the power through the ownership of voting securities, contract or otherwise to direct the affairs of another person and
(ii) "person" shall mean an individual, firm, trust, association, corporation, partnership, government (whether federal, state, local or other political subdivision, or any agency or bureau of any of them) or other entity.

     3.21 NO DISTRIBUTIONS. GRC has not made nor has any intention of making any distribution or payment to any of its shareholders with respect to any of its shares prior to the Closing Date.

     3.22 LIABILITIES. GRC has no material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise ("Liabilities"), whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement, other than (i) Liabilities fully and adequately reflected or reserved against on the GRC Balance Sheet, (ii) Liabilities incurred since the Balance Sheet Date in the ordinary course of the business of GRC, or (iii) Liabilities otherwise disclosed in this Agreement, including the exhibits hereto and Disclosure Schedule.
                       --------------------

     3.23     ACCOUNTS  RECEIVABLE.  GRC  has  no  accounts  receivable.

     3.24 NO OMISSIONS OR UNTRUE STATEMENTS. To the best of its knowledge no representation or warranty made by GRC to Seller and WWDI in this Agreement, the GRC Disclosure Schedule or in any certificate of a GRC officer required to be
     --------------------
delivered to Seller pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading as of the date hereof and as of the Closing Date.

     3.25     INSURANCE.  GRC  has  no  insurance  policies  in  effect.

     3.26 DISCLAIMER OF FURTHER WARRANTIES; ETC. Except as expressly set forth in this Agreement and any Schedules and Exhibits hereto, neither Seller nor WWDI has made any other representation or warranty to GRC in connection with the Exchange. GRC's decision to enter into the Exchange is based upon its own independent judgment and investigation and not on any representations and warranties of Seller or WWDI other than those expressly stated in this Agreement and in the Schedules and Exhibits hereto.

                                       IV

                REPRESENTATIONS AND WARRANTIES OF SELLER AND WWDI

     Except as set forth in the Seller SEC Documents, as defined below, Seller and WWDI represent and warrant to GRC as follows as of the date hereof and as of the Closing Date:

     4.1 ORGANIZATION AND STANDING OF SELLER. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The copies of the Articles of Incorporation and Bylaws of Seller, as amended to date, and made available to GRC, are true and complete copies of those documents as now in effect.

     4.2 ORGANIZATION AND STANDING OF WWDI. WWDI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power to carry on its business as now conducted and to own its assets and is duly qualified to transact business as a foreign corporation in each state where such qualification is necessary except where the failure to qualify will not have a material adverse effect on the business or prospects of WWDI. The copies of the Articles of Incorporation and By-laws of WWDI, as amended to date, and made available to GRC, are true and complete copies of those documents as now in effect.

     4.3 STOCKHOLDER APPROVAL. The Board of Directors of Seller and WWDI have determined that the Exchange is advisable and in the best interests of the stockholders of Seller and WWDI.

     4.4     NO  CONFLICT. The making and performance of this Agreement will not
(i) conflict with the Certificate of Incorporation or the By-laws of Seller or WWDI, (ii) violate any laws, ordinances, rules, or regulations, or any order, writ, injunction or decree to which Seller or WWDI is a party or by which Seller, WWDI or any of their material assets, business, or operations may be bound or affected or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any material asset of Seller or WWDI, or create any rights of termination, cancellation, or acceleration in any person under any material agreement, arrangement, or commitment, or violate any provisions of any laws, ordinances, rules or regulations or any order, writ, injunction, or decree to which Seller or WWDI is a party or by which Seller or WWDI, or any of their material assets may be bound.

     4.5     PROPERTIES.  Except  as set forth in the Seller and WWDI Disclosure
                                                                      ----------
Schedule,  Seller  has good and marketable title to all of the WWDI Shares, free
--------
and clear of all liens, claims and encumbrances of third persons whatsoever, and WWDI has good and marketable title to all of the assets and properties which it purports to own as reflected on the balance sheet included in the WWDI Financial Statements (as hereinafter defined), or thereafter acquired.

     4.6 CAPITALIZATION OF WWDI. The authorized capital stock of WWDI consists of Fifteen Million (15,000,000) shares of Common Stock, $0.001 par value per share, of which Six Million (6,000,000) shares are issued and outstanding, and Five Million (5,000,000) shares of Preferred Stock, $0.001 par value per share, of which no shares are issued and outstanding. Such outstanding shares of Common Stock are duly authorized, validly issued, fully paid, and non-assessable. As of the date hereof, there were no outstanding options, warrants or rights of conversion or other rights, agreements, arrangements or commitments relating to the capital stock of WWDI or obligating WWDI to issue or sell shares of Common Stock.

     4.7 GOVERNMENTAL APPROVAL; CONSENTS. Except for the reports required to be filed in the future by Seller under the Securities Act, no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by Seller or WWDI with any governmental authority, domestic or foreign, federal, state or local, is required in connection with Seller and WWDI's execution, delivery and performance of this Agreement. Except as set forth in the Seller and WWDI Disclosure Schedule, no consents of any
                                         -------------------
other parties are required to be received by or on the part of Seller or WWDI to enable Seller and WWDI to enter into and carry out this Agreement.

     4.8 ADVERSE DEVELOPMENTS. Since December 31, 2000 there have been no material adverse changes in the assets, liabilities, properties, operations or financial condition of WWDI, and no event has occurred other than in the ordinary and usual course of business or as set forth in or in the WWDI Financial Statements which could be reasonably expected to have a materially adverse effect upon WWDI.

     4.9 TAXES. WWDI has duly filed all returns required to be filed by it other than Returns which the failure to file would have no material adverse effect on the business of WWDI. All such returns were, when filed, and to WWDI 's knowledge are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations. WWDI has paid or will pay in full or have adequately reserved against all Taxes otherwise assessed against it through the Closing Date. WWDI is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and, to the knowledge of WWDI, no claim for assessment or collection of any Tax has been asserted against WWDI that have not been paid. There are no Tax liens upon the assets of WWDI (other than the lien of personal property taxes not yet due and payable). There is no valid basis, to WWDI 's knowledge, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to WWDI by any governmental authority.

     4.10     LITIGATION.  Except  as  set  forth  on Seller and WWDI Disclosure
                                                                      ----------
Schedule,  there  is  no  material  claim,  action, proceeding, or investigation
--------
pending or, to their knowledge, threatened against or affecting Seller or WWDI before or by any court, arbitrator or governmental agency or authority. There are no material decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against Seller or WWDI.

     4.11 COMPLIANCE WITH LAWS AND REGULATIONS. To the best of its knowledge, WWDI has complied and is presently complying, in all material respects, with all laws, rules, regulations, orders and requirements applicable to it in all jurisdictions in which its operations are currently conducted or to which it is currently subject.

     4.12 GOVERNMENTAL LICENSES, PERMITS AND AUTHORIZATIONS. WWDI has all governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted. All such licenses, permits, authorizations and approvals are in full force and effect, and no proceedings for the suspension or cancellation of any thereof is pending or threatened.

     4.13 LIABILITIES. To the best of their knowledge WWDI has no material direct or indirect liabilities, as that term is defined in Section 3.23 ("WWDI Liabilities"), whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement, other than (i) WWDI Liabilities fully and adequately reflected or reserved against on the WWDI Balance Sheet, (ii) WWDI Liabilities incurred in the ordinary course of the business of WWDI, and (iii) WWDI Liabilities otherwise disclosed in this Agreement, including the Exhibits hereto.

     4.14 NO OMISSION OR UNTRUE STATEMENT. To the best of their knowledge no representation or warranty made by Seller or WWDI to GRC in this Agreement, in the Seller and WWDI Disclosure Schedule or in any certificate of a WWDI officer
                     -------------------
required to be delivered to GRC pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading as of the date hereof and as of the Closing Date.

     4.15 SELLER'S REPRESENTATIONS REGARDING GRC SHARES. (a) Seller is not insolvent and will not be insolvent after selling and delivering the WWDI Shares to GRC on the terms of this Agreement, and the GRC Shares will constitute new consideration at least equal to the full and fair value of the WWDI Shares.

          (b) Seller acknowledges that GRC has no assets or operating business and that the GRC Shares are speculative and involve a high degree of risk, including among many other risks that the GRC Shares will be restricted as elsewhere described in this Agreement and will not be transferable unless first registered under the Securities Act, of 1933 ("Act"), or pursuant to an exemption from the Act's registration requirements.

          (c) Seller acknowledges and agrees that it has been furnished with or offered substantially the same kind of information regarding GRC and its business, assets, financial condition and plan of operation as would be contained in a registration statement and included prospectus prepared in connection with a public offering of the GRC Shares. Seller has had an opportunity to ask questions of and receive answers from GRC regarding its business, assets, results of operations, financial condition and plan of operation and the terms and conditions of the issuance of the GRC Shares.

          (d) Seller is acquiring the GRC Shares for its own account, and not for the account of any other person other than the benefit of Seller's shareholders, and Seller has no current intent to make any resale, pledge, hypothecation, distribution or public offering of the GRC Shares except as permitted by applicable law.

          (e) Seller, acting through its officers and directors and with the assistance of counsel and other professional advisers, possesses such knowledge and experience in financial, tax and business matters as to enable it to utilize the information made available by GRC, to evaluate the merits and risks of acquiring the GRC Shares and to make an informed investment decision with respect thereto.

          (f) Seller was not solicited by GRC or anyone on GRC's behalf to enter into any transaction whatever, by any form of general solicitation or general advertising, as those terms are defined in Regulation D under the Act.

     4.16     CONTRACTS  AND  OTHER  COMMITMENTS.  Schedule  A  of  the  WWDI
                                                   -----------
Disclosure  Schedule  consists  of  a  true  and  complete  list of all material
--------------------
contracts, agreements, commitments and other instruments (whether oral or written) to which WWDI is a party. WWDI has made or will make available to GRC a copy of each such contract. All such contracts are valid and binding upon WWDI and are in full force and effect and are enforceable in accordance with their respective terms. To WWDI's knowledge, no such contracts are in breach, and no event has occurred which, with the lapse of time or action by a third party, could result in a material default under the terms thereof. To its knowledge, no stockholder of WWDI has received any payment from any contracting party in connection with or as an inducement for causing WWDI to enter into any such contract.

     4.17 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in the WWDI Disclosure Schedule, since December 31, 2000 (the "Balance Sheet Dates"),
      -------------------
there has  not  been:

          (a) any material adverse change in the financial condition, properties, assets, liabilities or business of WWDI;

          (b) any material damage, destruction or loss of any material properties of WWDI, whether or not covered by insurance;

          (c) any material adverse change in the manner in which the business of WWDI and has been conducted;

          (d) any material adverse change in the treatment and protection of trade secrets or other confidential information of WWDI; and

          (e) any occurrence not included in paragraphs (a) through (d) of this Section 3.14 which has resulted, or which WWDI has reason to believe, might be expected to result in a material adverse change in the business or prospects of WWDI.

     4.18     FINANCIAL  STATEMENTS.  The  WWDI  Disclosure Schedule contains an
                                                 -------------------
audited balance sheet of WWDI as of December 31, 2000 and related audited statements of operations, cash flows and stockholders' equity of WWDI for the required periods ended at such date (collectively the "WWDI Financial Statements"). The WWDI Financial Statements present fairly, in all material respects, the financial position on the dates thereof and results of operations of WWDI for the periods indicated, prepared in accordance with GAAP, consistently applied. There are no assets of WWDI the value of which is materially overstated in said balance sheets.

     4.19 NO BREACHES. The making and performance of this Agreement will not (i) conflict with or violate the Articles of Incorporation or the Bylaws of WWDI, (ii) violate any laws, ordinances, rules, or regulations, or any order, writ, injunction or decree to which WWDI is party or by which WWDI or any of its businesses, or operations may be bound or affected or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any material asset of WWDI under, or create any rights of termination, cancellation or acceleration in any person under, any contract to which it is a party.

     4.20     WWDI  INTELLECTUAL  PROPERTY.   Schedule  B of the WWDI Disclosure
                                              -----------             ----------
Schedule  sets  forth a complete and correct list and summary description of all
--------
intellectual property, including computer software, trademarks, trade names, service marks, service names, brand names, copyrights and patents, registrations thereof and applications therefore, applicable to or used in the business of WWDI, together with a complete list of all licenses granted by or to WWDI with respect to any of the above. Except as otherwise set forth in Schedule B all
                                                                  ----------
such trademarks, trade names, service marks, service names, brand names, copyrights and patents are owned by WWDI, free and clear of all liens, claims, security interests and encumbrances of any nature whatsoever. WWDI is not currently in receipt of any notice of any violation or infringements of, and is not knowingly violating or infringing, the rights of others in any trademark, trade name, service mark, copyright, patent, trade secret, know-how or other intangible asset. WWDI has not (i) licensed any of the material proprietary assets to any person or entity on an exclusive basis, or (ii) entered into any covenant not to compete or agreement limiting its ability to exploit fully any proprietary asset or to transact business in any market or geographical area or with any person or entity.

     4.21 DISCLAIMER OF FURTHER WARRANTIES; ETC. Except as expressly set forth in this Agreement and any Schedules and Exhibits hereto, GRC has not made any other representation or warranty to Seller or WWDI in connection with the Exchange. Seller's decision to enter into the Exchange is based upon its own independent judgment and investigation and not on any representations and warranties of GRC other than those expressly stated in this Agreement and in the Schedules and Exhibits hereto.


                                        V
                                     CLOSING

     5.1 CLOSING. The Exchange shall be completed on the first business day after the day on which the last of the conditions contained in this Article V is fulfilled or waived (the "Closing Date"); provided, however, that in no event shall the Closing occur later than May 31, 2001, unless otherwise agreed to by the parties. The Closing shall take place at the offices of Silicon Valley Law Group at 152 N. Third Street, Suite 900, San Jose, California 95112. At the Closing, GRC, Seller and WWDI shall make the deliveries contemplated by this Agreement, and in accordance with the terms of this Agreement.

     5.2 GRC'S CLOSING DELIVERIES. At the Closing, in addition to documents referred elsewhere, GRC shall deliver, or cause to be delivered, to Seller and
WWDI:

          (a) a certificate, dated as of the Closing Date, executed by the President or Chief Executive Officer of GRC, to the effect that the representations and warranties contained in this Agreement are true and correct in all material respects at and as of the Closing Date and that GRC has complied with or performed in all material respects all terms, covenants and conditions to be complied with or performed by GRC on or prior to the Closing Date;

          (b) certificates representing the GRC Stock issuable upon consummation of the Exchange;

          (c) Certified resolution of the Board of Directors authorizing and approving the transactions set forth herein;

          (d)     The  GRC  Disclosure  Schedule;
                            --------------------

          (e)     Warrants  issued  in  accordance  with  the terms set forth in
Schedule  1.4(e),  hereof;
----------------

          (f) The corporate seal, original minute book and all blank stock certificates of GRC, together with all other books and records of GRC;

          (g) such other documents as Seller, WWDI, or their counsel may reasonably require.

     5.3 WWDI'S CLOSING DELIVERIES. At the Closing, in addition to documents referred to elsewhere, Seller and/or WWDI shall deliver to GRC:

          (a) a certificate of WWDI, dated as of the Closing Date, executed by the President or Chief Executive Officer of WWDI to the effect that the representations and warranties of Seller contained in this Agreement are true and correct in all material respects and that WWDI has complied with or performed in all material respects all terms, covenants, and conditions to be complied with or performed by WWDI or prior to the Closing Date;

          (b) certificates representing WWDI Stock owned by Seller, duly endorsed for transfer or accompanied by a properly executed stock power;

          (c) Certified resolution of the respective Boards of Directors of Seller and WWDI, authorizing and approving the transactions set forth herein;

          (d)     the  Seller  and  WWDI  Disclosure  Schedule;  and
                                          --------------------

          (e) such other documents as GRC or it's counsel may reasonably require.

     5.4     SEC FILINGS.     Seller is a company reporting under the Securities
and Exchange Act of 1934 and a copy of its most recent 10K (the "SEC Filings") has been delivered to GRC.

     (a) As promptly as practicable after the date of this Agreement, WWDI shall prepare and cause to be filed with the SEC a registration statement on Form SB-2 or other appropriate form, registering the shares of capital stock of investors and certain management personnel of the seller receiving shares of capital stock, and shares of common stock underlying warrants issued to financial and other consultants and said management personnel of the Seller, in connection with the Exchange.

                                       VI

                        CONDITIONS TO OBLIGATIONS OF GRC

     The obligation of GRC to consummate the Closing is subject to the following conditions, any of which may be waived by it in its sole discretion.

     6.1 COMPLIANCE BY SELLER AND WWDI. Seller and WWDI shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by Seller and WWDI prior to or on the Closing Date;

     6.2 ACCURACY OF SELLER AND WWDI'S REPRESENTATIONS. Seller and WWDI's representations and warranties contained in this Agreement (including the Disclosure Schedule) or any schedule, certificate, or other instrument delivered
--------------------
pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects at and as of the Closing Date (except for such changes permitted by this Agreement) and shall be deemed to be made again as of the Closing Date.

     6.3 DOCUMENTS. All documents and instruments required hereunder to be delivered by Seller or WWDI to GRC at the Closing shall be delivered in form and substance reasonably satisfactory to GRC and its counsel.

     6.4 LITIGATION. No litigation seeking to enjoin the transactions contemplated by this Agreement or to obtain damages on account hereof shall be pending or be threatened.

     6.5 MATERIAL ADVERSE CHANGE. No material adverse change shall have occurred subsequent to December 31, 2000 in the financial position, results of operations, assets, liabilities or prospects of Seller and WWDI, nor shall any event or circumstance have occurred which would result in a material adverse change in the financial position, results of operations, assets, liabilities or prospects of Seller or WWDI.

                                       VII

                   CONDITIONS TO SELLER AND WWDI'S OBLIGATIONS

     Seller and WWDI's obligation to consummate the Closing is subject to the following conditions, any of which may be waived by either party in its sole discretion:

     7.1 COMPLIANCE BY GRC. GRC shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by GRC prior to or on the Closing Date.

     7.2 ACCURACY OF REPRESENTATIONS OF GRC. The representations and warranties of GRC contained in this Agreement (including the exhibits hereto and the GRC Disclosure Schedule) or any schedule, certificate, or other instrument
          -------------------
delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects at and as of the Closing Date (except for changes permitted by this Agreement) and shall be deemed to be made again as of the Closing Date.

     7.3 MATERIAL ADVERSE CHANGE. No material adverse change shall have occurred subsequent to December 31, 2000 in the financial position, results of operations, assets, liabilities, or prospects of GRC, nor shall any event or circumstance have occurred which would result in a material adverse change in the financial position, results of operations, assets, liabilities, or prospects of GRC.

     7.4 LITIGATION. No litigation seeking to enjoin the transactions contemplated by this Agreement or to obtain damages on account hereof shall be pending or to Seller and WWDI's knowledge be threatened.

     7.5 DOCUMENTS. All documents and instruments required hereunder to be delivered by GRC to Seller and WWDI at the Closing shall be delivered in form and substance reasonably satisfactory to Seller, WWDI and their counsel.

     7.6 BALANCE SHEET. GRC shall have no liabilities except as incurred in the ordinary course of business, as reflected on GRC's most recent balance sheet, or as otherwise approved by Seller.

                                      VIII

                                   TERMINATION

     8.1     TERMINATION  PRIOR  TO  CLOSING.

     (a) If the Closing has not occurred by May 31, 2001, any party may terminate this Agreement at any time thereafter by giving written notice of termination to the other, provided, however, that no party may terminate this Agreement if such party has breached any material terms or conditions of this Agreement and such breach has prevented the timely closing of the Exchange. Notwithstanding the above, such deadline may be extended one or more times, only by mutual written consent of Seller, WWDI and GRC;

     (b) Prior to May 31, 2001, any party may terminate this Agreement following the insolvency or bankruptcy of the other party hereto, or if any one or more of the conditions to Closing set forth in Article VI or Article VII shall become incapable of fulfillment or there shall have occurred a material breach of this Agreement and either such condition of breach shall not have been waived by the party for whose benefit the condition was established, then GRC (in the case of a condition in Article V1) or Seller (in the case of a condition specified in Article VII) may terminate this Agreement. In addition, either GRC or Seller may terminate this Agreement upon written notice to the other if it shall reasonably determine that the Exchange has become inadvisable by reason of the institution or threat by any federal, state or municipal governmental authorities of a formal investigation or of any action, suit or proceeding of any kind against either or both parties.

     8.2 CONSEQUENCES OF TERMINATION. Upon termination of this Agreement pursuant to this Article VIII or any other express right of termination provided elsewhere in this Agreement, the parties shall be relieved of any further obligation under this Agreement except for GRC's obligations in Section 12.4; provided, however, that no termination of this Agreement, pursuant to this
Article VIII hereof or under any other express right of termination provided elsewhere in this Agreement shall operate to release any party from any liability to any other party incurred otherwise than under this Agreement before the date of such termination, or from any liability resulting from any willful misrepresentation of a material fact made in connection with this Agreement or willful breach of any material provision hereof.

                                       IX

                              ADDITIONAL COVENANTS

     9.1 MUTUAL COOPERATION. The parties hereto will cooperate with each other, and will use all reasonable efforts to cause the fulfillment of the conditions to the parties' obligations hereunder and to obtain as promptly as possible all consents, authorizations, orders or approvals from each and every third party, whether private or governmental, required in connection with the transactions contemplated by this Agreement.

     9.2 CHANGES IN REPRESENTATIONS AND WARRANTIES OF A PARTY. Between the date of this Agreement and the Closing Date, no party shall directly or indirectly, enter into any transaction, take any action, or by inaction permit an otherwise preventable event to occur, which would result in any of the representations and warranties of such party herein contained not being true and correct at and as of the Closing Date. Each party shall promptly give written notice to the other parties upon becoming aware of (A) any fact which, if known on the date hereof, would have been required to be set forth or disclosed pursuant to this Agreement, and (B) any impending or threatened breach in any material respect of any of the party's representations and warranties contained in this Agreement and with respect to the latter shall use all reasonable efforts to remedy same.

     9.3 NAME CHANGE. As soon as practicable after the Closing, GRC shall change its name to "Wireless Web Data, Inc." or other similar name approved by Seller.

     9.4 SEC FILINGS. The parties agree that the following filings shall be made with the Securities and Exchange Commission ("Commission"): (a) an information statement prepared pursuant to the requirements of Rule 14f-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act') shall be filed with the Commission and shall be mailed to GRC's shareholders of record at least ten (10) calendar days prior to the Closing; (b) within fifteen (15) days following the Closing, a report on Form 8-K will be filed with the Commission disclosing the consummation of the Exchange; (c) ImaginOn shall file a Schedule 13D and report of beneficial ownership on Form 3 with the Commission after the Closing within the required time frames; and (d) the officers and directors of GRC following the Closing shall file with the Commission reports on Form 3 within the required time.


                                        X

                              FINANCIAL CONSULTANTS

     10.1 CONSULTANTS. Except for World Capital Funding, LLC and Gulfstream Financial Partners LLP, each party represents to the others that there is no broker or finder entitled to a fee or other compensation for bringing the parties together to effect the Exchange.

                                       XI

                                   SECURITIES

     11.1 NEW SHARES NOT REGISTERED. The New Shares when issued will not be registered under the Act or applicable state laws, but shall be issued in reliance upon the exemptions from registration provided by Section 4(2) of the Act and/or Rule 505 of Regulation D under the Act and under analogous state securities laws, on the grounds that the Exchange does not involve any public offering. The New Shares will be "restricted securities" as that term is defined in Rule 144(a) of the General Rules and Regulations under the Act and must be held indefinitely, unless they are subsequently registered under the Act or an exemption from the Act's registration requirements is available for their resale. The prior written consent of the Company will be necessary for any transfer of any or all of the New Shares, unless the shares have been duly registered under the Act or the transfer is made in accordance with Rule 144 or other available exemption under the Act. All certificates evidencing the New
Shares shall, unless and until removed in accordance with law, bear a restrictive legend substantially in the following form:

          "The shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and are "restricted securities" as that term is defined in Rule 144 under the Act. These shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act."

     11.2 INDEMNIFICATION BY GRC. GRC shall indemnify Seller and WWDI in respect of, and hold Seller and WWDI harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation attorneys fees and litigation costs) incurred or suffered by Seller and WWDI:

          (a) resulting from any misrepresentation, breach of warranty or failure to perform any covenant or agreement of GRC contained in this Agreement;

          (b) resulting from any employment, excess or property taxes owing or arising on account of or in connection with the operation of GRC prior to the Closing; and

          (c) resulting from any liability of GRC incurred or resulting from activities that took place prior to the Closing not disclosed on the December 31, 2000 Balance Sheet and not incurred in the ordinary course of business between December 31, 2000 and the Closing.

     11.3 INDEMNIFICATION BY SELLER AND WWDI. Seller and WWDI shall indemnify GRC in respect of, and hold GRC harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation attorneys fees and litigation costs) incurred or suffered by GRC:

          (a) resulting from any misrepresentation, breach of warranty or failure to perform any covenant or agreement of Seller or WWDI contained in this Agreement;

          (b) resulting from any employment, excess or property taxes owing or arising on account of or in connection with the operation of Seller or WWDI prior to the Closing; and

          (c) resulting from any liability of Seller or WWDI incurred or resulting from activities that took place prior to the Closing not disclosed on the December 31, 2000 Balance Sheet and not incurred in the ordinary course of business between December 31, 2000 and the Closing.

                                       XII

                                  MISCELLANEOUS

     12.1 EXPENSES. Each party shall each pay its own expenses incident to the negotiation, preparation, and carrying out of this Agreement, including legal and accounting and audit fees.

     12.2 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All statements contained in this Agreement or in any certificate delivered by or on behalf of GRC or Seller or WWDI pursuant hereto, or in connection with the actions contemplated hereby shall be deemed representations, warranties and covenants by Seller, WWDI, GRC, as the case may be, hereunder. All representations, warranties, and covenants made by GRC, Seller or WWDI in this Agreement, or pursuant hereto, shall survive the Closing.

     12.3 PUBLICITY. Seller, WWDI, GRC shall not issue any press release or make any other public statement, in each case, relating to, in connection with or arising out of this Agreement or the transactions contemplated hereby, without obtaining the prior approval of the other, which shall not be unreasonably withheld or delayed, except that prior approval shall not be required if, in the reasonable judgment of Seller or WWDI prior approval by GRC would prevent the timely dissemination of such release or statement in violation of applicable Federal securities laws, rules or regulations or policies of the OTC Bulletin Board.

     12.4 NON DISCLOSURE. GRC will not at any time after the date of this Agreement, without Seller and WWDI's consent, except in the ordinary operation of its business or as required by law, divulge, furnish to or make accessible to anyone any knowledge or information with respect to confidential or secret processes, inventions, discoveries, improvements, formulae, plans, material, devices or ideas or know-how, whether patentable or not, with respect to any confidential or secret aspects of GRC (including, without limitation, customer lists, supplier lists and pricing arrangements with customers or suppliers) ("Confidential Information"). Seller and WWDI will not at any time after the date of this Agreement and prior to the Exchange use, divulge, furnish to or make accessible to anyone any Confidential Information (other than to its representatives as part of its due diligence or corporate investigation). Any information, which (i) at or prior to the time of disclosure by either GRC, Seller or WWDI was generally available to the public through no breach of this covenant, (ii) was available to the public on a nonconfidential basis prior to its disclosure by either GRC, Seller or WWDI, or (iii) was made available to the public from a third party provided that such third party did not obtain or disseminate such information in breach of any legal obligation of GRC, Seller or WWDI, shall not be deemed Confidential Information for purposes hereof, and the undertakings in this covenant with respect to Confidential Information shall not apply thereto. The undertakings of GRC, Seller and WWDI set forth above in this
Section 12.4 shall terminate upon consummation of the Closing. If this Agreement is terminated pursuant to the provisions of Article VIII or any other express right of termination set forth in this Agreement, Seller and WWDI shall return to GRC all copies of all Confidential Information previously furnished to it by GRC.

     12.5 SUCCESSION AND ASSIGNMENTS AND THIRD PARTY BENEFICIARIES. This Agreement may not be assigned (either voluntarily or involuntarily) by any party hereto without the express written consent of the other parties. Any attempted assignment in violation of this Section shall be void and ineffective for all purposes. In the event of an assignment permitted by this Section, this Agreement shall be binding upon the heirs, successors and assigns of the parties hereto. There shall be no third party beneficiaries of this Agreement except as expressly set forth herein to the contrary.

     12.6 NOTICES. All notices, requests, demands, or other communications with respect to this Agreement shall be in writing and shall be (i) sent by facsimile transmission, (ii) sent by the United States Postal Service, registered or certified mail, return receipt requested, or (iii) personally delivered by a nationally recognized express overnight courier service, charges prepaid, to the following addresses (or such other addresses as the parties may specify from time to time in accordance with this Section)

          (a)     TO  SELLER:

          ImaginOn,  Inc.                      WITH  A  COPY  TO:
          1313  Laurel  Street,  Suite  4
          San  Carlos,  California  94070      Silicon  Valley  Law  Group
                                               ATTN:  James  C.  Chapman
          Phone  No.  650-596-9300             152 North Third Street, Suite 900
          Fax  No.     650-596-9350            San  Jose,  California  95112
          Attn:  David  Schwartz


          (b)     TO  WWDI:

          Wireless  Web  Data,  Inc.
          1313  Laurel  Street,  Suite  4
          San  Carlos,  California  94070

          Phone  No.
          Fax  No.
          Attn:  James  Newcomb

          WITH  A  COPY  TO:

          Silicon  Valley  Law  Group
          ATTN:  James  C.  Chapman
          152  North  Third  Street,  Suite  900
          San  Jose,  California  95112

          (c)     TO  GRC:

          Gallagher  Research  Corporation     WITH  A  COPY  TO:
          12373  East  Cornell  Avenue
          Aurora,  Colorado  80014             John  D.  Brasher  Jr.
                                               Brasher  &  Company
                                               90  Madison  Street,  Suite  707
          Phone  No.  (303)  337-3384          Denver,  Colorado  80206
          Fax  No.  (303)  369-7824            TEL  303.355.3000
          Attn:  Stephen  M.  Siedow           FAX  303.355-3063


     Any such notice shall, when sent in accordance with the preceding sentence, be deemed to have been given and received on the earliest of (i) the day delivered to such address or sent by facsimile transmission, (ii) the fifth business day following the date deposited with the United States Postal Service, or (iii) 24 hours after shipment by such courier service.

     12.7 CONSTRUCTION. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

     12.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement.

     12.9 NO IMPLIED WAIVER; REMEDIES. No failure or delay on the part of the parties hereto to exercise any right, power, or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver nor shall any single or partial exercise of any right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. All rights, powers, and privileges granted herein shall be in addition to other rights and remedies to which the parties may be entitled at law or in equity.

     12.10 ENTIRE AGREEMENT. This Agreement, including the Exhibits and Disclosure Schedules attached hereto, sets forth the entire understandings of
---------------------
the parties with respect to the subject matter hereof, and it incorporates and merges any and all previous communications, understandings, oral or written as to the subject matter hereof, and cannot be amended or changed except in writing, signed by the parties.

     12.11 HEADINGS. The headings of the Sections of this Agreement, where employed, are for the convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meanings of the parties.

     12.12 SEVERABILITY. To the extent that any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted hereof and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

     12.13 ATTORNEYS FEES. In the event any legal action is brought to interpret or enforce this Agreement, the party prevailing in such action shall be entitled to recover its attorneys' fees and costs in addition to any other relief that it is entitled.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

GALLAGHER  RESEARCH  CORPORATION              IMAGINON,  INC.


By./s/ Stephen  M.  Siedow                    By:/s/ David  Schwartz
   ----------------------------                  --------------------------
Name:  Stephen  M.  Siedow                    Name:  David  Schwartz
Title: President                              Its:   President

WIRELESS  WEB  DATA,  INC.


By. /s/ James  Newcomb
   ----------------------------
Name:  James  Newcomb
Its:   President